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                                  Exhibit 23.2


Rocky Mountain Internet, Inc. Denver, Colorado

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated February 23, 1996 relating to the consolidated statements of operations, stockholders' equity (deficit) and cash flows of Rocky Mountain Internet, Inc. for the year ended December 31, 1995.

We also consent to the reference to our firm under the captions "Experts", and "Summary Historical Financial Data" in such Registration Statement.

                                       /s/ McGLADREY & PULLEN, LLP
                                       McGLADREY & PULLEN, LLP


Charlotte, North Carolina
November 16, 1998